UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 22, 2016 (December 22, 2016)

WESTINGHOUSE AIR BRAKE

TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other Jurisdiction

of Incorporation)

033-90866	25-1615902
(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Air Brake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously reported in a Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on October 8, 2015, the Company and FW Acquisition, LLC (“FW”), a wholly owned subsidiary of the Company, entered into (1) a Share Purchase Agreement, as amended (the “Share Purchase Agreement”), relating to Faiveley Transport, S.A. (“Faiveley Transport”) among Financière Faiveley S.A., Famille Faiveley Participations, a société par actions simplifiée, Mr. Francois Faiveley and Mr. Erwan Faiveley (collectively, the “Sellers”), (2) a Tender Offer Agreement among the Company, FW and Faiveley Transport, as amended (the “Tender Offer Agreement”) and (3) a Shareholder’s Agreement (together with the Share Purchase Agreement and the Tender Offer Agreement, the “Transaction Agreements”), among the Company and the Sellers. The Transaction Agreements provide for the acquisition of a majority stake in Faiveley Transport by FW, followed by a tender offer pursuant to which FW would offer to acquire the remaining outstanding shares of Faiveley Transport (together, the “Acquisition”).

As previously reported in a Current Report on Form 8-K filed by the Company with the SEC on December 1, 2016, the Company completed the purchase from the Sellers of 7,475,537 ordinary shares of Faiveley Transport owned in the aggregate by the Sellers, representing a total of approximately 51% of the outstanding share capital of Faiveley Transport, pursuant to the Share Purchase Agreement, with approximately 25% of the consideration, or approximately $212 million, paid in cash, and the remaining consideration consisting of 6.3 million shares of Company common stock.

Pursuant to the terms and subject to the conditions of the Tender Offer Agreement, Wabtec France, as successor-in-interest to FW, filed with the Autorité des Marchés Financiers (“AMF”) in France a mandatory tender to purchase all of the remaining shares of Faiveley Transport. On December 22, 2016, the AMF issued a clearance decision on the tender offer information memorandum. After giving effect to the tender, the total purchase price for Faiveley Transport will be approximately $1.7 billion, including assumed debt.

The Company is furnishing this Current Report on Form 8-K to provide certain historical financial statements of Faiveley Transport, as publicly filed by Faiveley Transport. The unaudited consolidated financial statements of Faiveley Transport included as Exhibit 99.1 to this Current Report on Form 8-K are as of September 30, 2016 and for the six months then ended, including the footnotes thereto. The unaudited consolidated financial statements of Faiveley Transport included in Exhibit 99.1 were prepared in accordance with International Financial Reporting Standards as adopted by the European Union, which differs in certain significant respects from U.S. generally accepted accounting principles (U.S. GAAP). The Company did not participate in the preparation or review of the historical financial statements of Faiveley Transport included in Exhibit 99.1 and cannot guarantee the accuracy of the information therein.

Attached as Exhibit 99.2 and incorporated herein by reference is the unaudited pro forma condensed combined balance sheet as of September 30, 2016, and the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2016, and the year ended December 31, 2015, including footnotes thereto. The unaudited pro forma condensed combined financial information included in Exhibit 99.2 gives effect to the Acquisition and Credit Arrangements as described therein.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Unaudited consolidated financial statements of Faiveley Transport S.A. as of September 30, 2016 and for the six months then ended.

99.2	Unaudited pro forma condensed combined financial information of Wabtec as of September 30, 2016 and for the nine months then ended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ David L. DeNinno
David L. DeNinno
Senior Vice President, General Counsel and Secretary

Date: December 22, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited consolidated financial statements of Faiveley Transport S.A. as of September 30, 2016 and for the six months then ended.

99.2	Unaudited pro forma condensed combined financial information of Wabtec as of September 30, 2016 and for the nine months then ended.